UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

CENTRAL ENERGY PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 North Central Expressway Suite 1525 Dallas, Texas	75206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 360-7480

Rio Vista Energy Partners L.P.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Central Energy Partners, L.P., formerly known as Rio Vista Energy Partners L.P. received on March 30, 2011 written notification from the FINRA Corporate Actions Department stating that effective March 31, 2011, the trading of Central Energy Partners, L.P. Common Units would be in the name of Central Energy Partners, L.P .and the new trading symbol for the Common Units of Central Energy Partners, L.P would be “ENGY” (previously “RVEP”).  The notification also indicated that the name change and new ticker symbol for the Common Units of Central Energy Partners, L.P. would be announced in the Daily List published on March 30, 2011.  As a result, the Common Units of Central Energy Partners, L.P. began trading under the symbol “ENGY” on March 31, 2011 and no longer trades under the symbol “RVEP”. The Common Units are listed for trading on the over-the-counter market with Pink OTC Markets, Inc.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Central Energy’s press release of April 1, 2011 announcing its receipt of the FINRA notification regarding Central Energy’s name change and new trading symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Energy Partners, L.P.

By: Central Energy GP LLC,
its General Partner

By: /s/ Ian T. Bothwell
Ian T. Bothwell,
Executive Vice President,
Chief Financial Officer and
Principal Accounting Officer

Dated: April 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 1, 2011.